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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1996
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CROSSCOMM CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                52-1513201
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

450 Donald Lynch Boulevard, Marlborough, MA          01752
(Address of Principal Executive Offices)          (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                   Philip P. Rossetti, Esq., c/o Hale and Dorr
                  60 State Street, Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed
 Title of                         Proposed        Maximum
Securities         Amount to       Maximum       Aggregate     Amount of
   to be              be       Offering Price    Offering     Registration
Registered        Registered    Per Share (1)    Price (1)      Fee (1)
- --------------------------------------------------------------------------------
Common Stock,    700,000 Shares  $11.1796875   $7,825,781.25   $2,698.55
$.01 par value
- --------------------------------------------------------------------------------

        (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System's National Market System on June 3, 1996.


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PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

          The information required by Part I is included in documents sent or given to participants in the 1996 Stock Option Plan of CrossComm Corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933 (as amended, the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents by Reference.

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

               (a) The Registrant's latest annual report filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

               (c) The description of the Common Stock, par value $.01 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes

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     of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4. Description of Securities.

          Not applicable.

          Item 5. Interests of Named Experts and Counsel.

          The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Registrant by Hale and Dorr, Boston, Massachusetts. Philip P. Rossetti, Secretary of the Company, is a partner in the law firm of Hale and Dorr.

          Item 6. Indemnification of Directors and Officers.

          Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation, and the Registrant has so provided in its Amended and Restated Certificate of Incorporation, for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that a director's liability is not eliminated or limited: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve an intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

          Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the


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     corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          The Amended and Restated Certificate of Incorporation of the Registrant provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No expenses will be paid in advance, except as authorized by the Board of Directors for expenses incurred while a director or officer was acting in his or her capacity as a director or officer and upon the condition that such director or officer previously delivered an undertaking to the corporation to repay all amounts advanced if it should be later determined that he or she was not entitled to indemnification. The Amended and Restated Certificate of Incorporation of the Registrant further provides that the above rights of indemnification are not

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     exclusive of any other rights of indemnification that a director or officer may be entitled to from any other source.

          Article TENTH of the Registrant's Amended and Restated Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against liabilities which they may incur in their capacities as directors or officers of the Registrant. Article TENTH provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, or trustee of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Such indemnification extends to suits brought by or in the name of Registrant, except that no indemnification shall be provided, in such case, with respect to any matter in which such person shall have been adjudged to be liable, unless a court of appropriate jurisdiction makes a determination that, despite the adjudication of liability, in view of the circumstances, such person would be entitled to be indemnified.

          Article TENTH also provides that the Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant, or any person serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, against any liability asserted against such person in such capacity, whether or not the Registrant would have the power to indemnify such person. The aforementioned indemnification and insurance provisions have been restated in Article V of the Registrant's By-laws.

          Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages for breach of fiduciary duty, except for a breach of any such director's duty of loyalty to the Registrant or its stockholders, or for acts or omissions not in good faith or which involve inventional misconduct or a knowing violation of law, or for acts prohibited under
     Section 174 of the Delaware General Corporation Law, or for



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     any transaction which such director derived an improper personal benefit.

          The Registrant has entered into indemnification agreements with certain of its directors. The indemnification agreements provide that the Registrant shall indemnify and hold harmless the indemnitee to the fullest extent permitted or authorized by applicable law. Indemnification under the agreement extends to acts or omissions by the indemnitee while acting on behalf of or at the request of the Registrant. Indemnification is required to be made against any and all judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually incurred by the indemnitee. Indemnification does not apply to any suit for an accounting of profits made from the purchase or sale by the indemnitee of securities of the Registrant pursuant to Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any other federal, state or other local law; or for conduct which is finally adjudged by a court of appropriate jurisdiction to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or for actions of the indemnitee which were outside the scope of the authority vested in the indemnitee by the Registrant. The Registrant will advance expenses (including attorneys' fees) incurred by the indemnitee in defending any proceeding and any judgment, fine or amount to be paid in settlement of any proceeding upon request form the indemnitee and receipt by the Registrant of an undertaking give by the indemnitee providing that such indemnitee will repay the sums advanced if it is ultimately determined the indemnitee was not entitled to indemnification.

          Item 7. Exemption From Registration Claimed.

          Not applicable.

          Item 8. Exhibits.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

          Item 9. Undertakings.

          1. The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933;

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                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in


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     the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marlborough, Massachusetts, on this 5th day of June, 1996.

                             CROSSCOMM CORPORATION

                             By: /s/ William R. Johnson
                                 --------------------------------
                                 William R. Johnson, President
                                 and Chief Executive Officer

                                POWER OF ATTORNEY

          We, the undersigned officers and directors of CrossComm Corporation hereby severally constitute and appoint William R. Johnson, Allan M. Kline and Philip P. Rossetti, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable CrossComm Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


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          WITNESS our hands and common seal on the date set forth below.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                   Title                     Date

 /s/ William R. Johnson    President and Chief       ) June 5, 1996
 ------------------------  Executive Officer         )
 William R. Johnson                                  )
 (Principal Executive                                )
  Officer)                                           )
                                                     )
                                                     )
 /s/ Allan M. Kline        Senior Vice President and ) June 5, 1996
 ------------------------  Chief Financial Officer   )
 Allan M. Kline                                      )
 (Principal Financial                                )
  Officer and Principal                              )
  Accounting Officer)                                )

                                                     )
                                                     )
 /s/ Nancy Casey           Director                  ) June 5, 1996
 ------------------------
 Nancy Casey                                         )
                                                     )
                                                     )
                                                     )
 /s/ Alexander M. Levine   Director                  ) June 5, 1996
 ------------------------
 Alexander M. Levine                                 )
                                                     )
                                                     )

 /s/ Michael C. Ruettgers  Director                  ) June 5, 1996
 ------------------------
 Michael C. Ruettgers                                )
                                                     )
                                                     )

 /s/ Tadeusz Witkowicz     Director                  ) June 5, 1996
 ------------------------
 Tadeusz Witkowicz                                   )




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                                  EXHIBIT INDEX

    Exhibit
    Number

    4.1     Amended and Restated Certificate of
            Incorporation of the Registrant
            (filed as Exhibit 4.1 to the Registrant's
            Registration Statement on Form S-8
            (File No. 33-82476) and incorporated
            herein by reference.

    4.2     By-Laws, as amended, of the Registrant
            (filed as Exhibit 3.3 to the Registrant's
            Registration Statement on Form S-1
            (File No. 33-47321 and incorporated
            herein by reference)

    5.1     Opinion of Hale and Dorr

    23.1    Consent of Hale and Dorr (included in
            Exhibit 5.1)

    23.2    Consent of Ernst & Young LLP

    24.1    Power of Attorney (included in the
            signature pages of this Registration
            Statement)